ISSUER FREE WRITING PROSPECTUS NO. 1623AB Filed Pursuant to Rule 433 Registration Statement No. 333-184193 Dated October 3, 2012 Deutsche Bank AG Trigger Return Optimization Securities
Linked to a Global Fund Basket due on or about October 30, 2015
Investment Description
Trigger Return Optimization Securities (the “Securities”) are unsubordinated and unsecured obligations of Deutsche Bank AG, London Branch (the “Issuer”) with returns linked to the performance of a weighted basket of three exchange traded funds, consisting of the SPDR® S&P 500® ETF Trust (“SPY”), the iShares® MSCI EAFE Index Fund (“EFA”) and the iShares® MSCI Emerging Markets Index Fund (“EEM”) (each, a “Basket Component” and together, the “Basket”). If the Basket Return is positive, the Issuer will repay the Face Amount of the Securities at maturity and pay a return equal to 1.50 (the “Multiplier”) times the Basket Return, up to the Maximum Gain of between 28.00% and 33.00% (the actual Maximum Gain will be determined on the Trade Date). If the Basket Return is zero or negative and the Final Basket Level is equal to or greater than the Trigger Level, the Issuer will repay the full Face Amount at maturity. However, if the Basket Return is negative and the Final Basket Level is less than the Trigger Level, the Issuer will repay less than the full Face Amount, resulting in a loss on the Face Amount that is proportionate to the percentage decline in the Basket. Investing in the Securities involves significant risks. You may lose some or all of your entire initial investment. The contingent repayment of your initial investment applies only if you hold the Securities to maturity. Any payment on the Securities is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the Securities and you could lose your entire initial investment.
Features	Key Dates1
     Enhanced Growth Potential: At maturity, the Securities enhance any positive Basket Return up to the Maximum Gain. In this case, the Issuer will repay the Face Amount and pay a return equal to the Multiplier times the Basket Return, up to the Maximum Gain of between 28.00% and 33.00% (the actual Maximum Gain will be determined on the Trade Date). If the Basket Return is negative, investors may be exposed to any negative Basket Return at maturity.

     Contingent Downside Market Exposure: If you hold the Securities to maturity and the Basket Return is zero or negative and the Final Basket Level is equal to or greater than the Trigger Level, the Issuer will repay the full Face Amount of the Securities. However, if the Basket Return is negative and the Final Basket Level is less than the Trigger Level, the Issuer will repay less than the full Face Amount, resulting in a loss on the Face Amount that is proportionate to the percentage decline in the Basket. You may lose some or all of your initial investment. The contingent repayment of your initial investment applies only if you hold the Securities to maturity. Any payment on the Securities is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the Securities and you could lose your entire investment.
	Trade Date Settlement Date Final Valuation Date2 Maturity Date2 1 Expected. 2 See page 3 for additional details	October 26, 2012 October 31, 2012 October 26, 2015 October 30, 2015

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT SECURITIES. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY YOUR FULL INITIAL INVESTMENT IN THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE BASKET. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 5 OF THIS FREE WRITING PROSPECTUS AND UNDER “RISK FACTORS” BEGINNING ON PAGE 7 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.
Security Offering
We are offering Trigger Return Optimization Securities linked to the performance of a weighted basket of three exchange traded funds. The return on the Face Amount is limited to, and will not exceed, the Maximum Gain. The Initial Component Prices and Maximum Gain will be determined on the Trade Date and the Initial Basket Level will be set equal to 100. The Securities are our unsubordinated and unsecured obligations and are offered for a minimum investment of 100 Securities at the price to public described below.
Basket Component	Ticker Symbol	Basket Weighting	Initial Component Price†	Maximum Gain	Multiplier	Trigger Level	CUSIP/ ISIN
SPDR® S&P 500® ETF Trust	SPY	40.00%		28.00% to 33.00% (to be determined on the Trade Date)	1.50	60, equal to 60.00% of the Initial Basket Level	25154V144/ US25154V1448
iShares® MSCI EAFE Index Fund	EFA	40.00%
iShares® MSCI Emerging Markets Index Fund	EEM	20.00%
† The Initial Component Prices will be set on the Trade Date and the Initial Basket Level will be set equal to 100.
See “Additional Terms Specific to the Securities” in this free writing prospectus. The Securities will have the terms specified in underlying supplement No. 1 dated October 1, 2012, product supplement AB dated September 28, 2012, the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these Securities are a part and the prospectus dated September 28, 2012, as modified and supplemented by this free writing prospectus. The terms of the Securities as set forth in this free writing prospectus, to the extent they differ from those set forth in the accompanying product supplement, will supersede the terms set forth in such product supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this free writing prospectus, the accompanying underlying supplement, product supplement AB, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense. The Securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
Offering of Securities	Price to Public(1)	Discounts and Commissions(1)	Proceeds to Us
Trigger Return Optimization Securities linked to a Global Fund Basket
Per Security	$10.00	$0.25	$9.75
Total	$	$	$
(1)
With respect to sales to certain fee-based advisory accounts for which UBS Financial Services Inc. is an investment adviser, UBS Financial Services Inc. will act as placement agent for such sales at an Issue Price of $9.75 per Security and will not receive a sales commission. For more information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this free writing prospectus.

UBS Financial Services Inc.	Deutsche Bank Securities

Additional Terms Specific to the Securities
You should read this free writing prospectus, together with the underlying supplement No. 1 dated October 1, 2012, product supplement AB dated September 28, 2012, the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these Securities are a part and the prospectus dated September 28, 2012. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Underlying supplement No. 1 dated October 1, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000095010312005120/crt_dp33209-424b2.pdf

♦	Product supplement AB dated September 28, 2012:
http://sec.gov/Archives/edgar/data/1159508/000095010312005088/crt_dp33004-424b2.pdf

♦	Prospectus supplement dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409437/d414995d424b21.pdf

♦	Prospectus dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409372/d413728d424b21.pdf

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this free writing prospectus relates. Before you invest in the Securities offered hereby, you should read these documents and any other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement, underlying supplement and this free writing prospectus if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase the Securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. We will notify you in the event of any changes to the terms of the Securities, and you will be asked to accept such changes in connection with your purchase of the Securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the Securities.

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this free writing prospectus, “Securities” refers to the Trigger Return Optimization Securities that are offered hereby, unless the context otherwise requires. This free writing prospectus, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this free writing prospectus and “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

Investor Suitability
The suitability considerations identified below are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 5 of this free writing prospectus and “Risk Factors” on page 7 of the accompanying product supplement.

The Securities may be suitable for you if, among other considerations:	The Securities may not be suitable for you if, among other considerations:

♦ You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦ You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have similar downside market risk as the Basket.

♦ You believe that the Basket will appreciate over the term of the Securities and are willing to give up any appreciation in excess of the Maximum Gain of between 28.00% and 33.00% (the actual Maximum Gain will be determined on the Trade Date).

♦ You understand and accept that your potential return is limited by the Maximum Gain and you would be willing to invest in the Securities if the Maximum Gain was set equal to the bottom of the range of between 28.00% and 33.00% (the actual Maximum Gain will be determined on the Trade Date).

♦ You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Basket.

♦ You do not seek current income from this investment and are willing to forgo dividends or other distributions paid on the component securities held by the Basket Components.

♦ You are willing to hold the Securities, which have a term of approximately three years, to maturity and accept that there may be little or no secondary market for the Securities.

♦ You are willing to assume the credit risk of Deutsche Bank AG for all payments under the Securities, and understand that if Deutsche Bank AG defaults on its obligations you may not receive any amounts due to you.

♦ You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦ You require an investment designed to guarantee a full return of the Face Amount at maturity.

♦ You cannot tolerate the loss of any of your investment, and you are not willing to make an investment that may have similar downside market risk as the Basket.

♦ You believe that the level of the Basket will decline during the term of the Securities and is likely to close below the Trigger Level on the Final Valuation Date, or you believe the Basket will appreciate over the term of the Securities by more than the Maximum Gain of between 28.00% and 33.00% (the actual Maximum Gain will be determined on the Trade Date).

♦ You seek an investment that participates in the full appreciation in the level of the Basket or that has unlimited return potential.

♦ You would be unwilling to invest in the Securities if the Maximum Gain was set equal to the bottom of the range of between 28.00% and 33.00% (the actual Maximum Gain will be determined on the Trade Date).

♦ You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Basket.

♦ You seek current income from this investment or prefer to receive the dividends and any other distributions paid on the component securities held by the Basket Components.

♦ You are unable or unwilling to hold the Securities, which have a term of approximately three years, to maturity or you seek an investment for which there will be an active secondary market.

♦ You are not willing to assume the credit risk of Deutsche Bank AG for all payments under the Securities, including any repayment of the Face Amount.

Indicative Terms
Issuer	Deutsche Bank AG, London Branch
Issue Price	$10.00 per Security for brokerage account investors; $9.75 per Security for certain advisory account investors (both subject to a minimum purchase of 100 Securities)
Face Amount	$10.00 per Security. The Payment at Maturity will be based on the Face Amount.
Term	Approximately 3 years
Trade Date1	October 26, 2012
Settlement Date1	October 31, 2012
Final Valuation Date1, 2	October 26, 2015
Maturity Date1, 2, 3	October 30, 2015

Basket	Basket Component	Ticker	Weighting
	SPDR® S&P 500® ETF Trust	(“SPY”)	40.00%
	iShares® MSCI EAFE Index Fund	(“EFA”)	40.00%
	iShares® MSCI Emerging Markets Index Fund	(“EEM”)	20.00%
Trigger Level	60, equal to 60% of the Initial Basket Level
Multiplier	1.50
Maximum Gain	28.00% to 33.00%. The actual Maximum Gain will be determined on the Trade Date.

Payment at Maturity (per $10.00 Security)
If the Basket Return is positive, Deutsche Bank AG will pay you a cash payment per $10.00 Security that provides you with the Face Amount of $10.00 per Security plus a return equal to the Basket Return multiplied by 1.50, subject to the Maximum Gain, calculated as follows:

$10.00 + ($10.00 x the lesser of (i) Basket Return x Multiplier and (ii) Maximum Gain)

If the Basket Return is zero or negative and the Final Basket Level is equal to or greater than the Trigger Level, Deutsche Bank AG will pay you a cash payment of $10.00 per $10.00 Security.

If the Basket Return is negative and the Final Basket Level is less than the Trigger Level, Deutsche Bank AG will pay you a cash payment that is less than the full Face Amount of $10.00 per Security, resulting in a loss on the Face Amount that is proportionate to the percentage decline in the Basket, calculated as follows:

$10.00 + ($10.00 x Basket Return)

In this scenario, you will lose 1.00% of the Face Amount for every 1.00% the Final Basket Level is less than the Initial Basket Level and you will lose a significant portion or all of your initial investment.

Basket Return	Final Basket Level – Initial Basket Level Initial Basket Level
Initial Basket Level	Set equal to 100 on the Trade Date
Final Basket Level
The Final Basket Level will be calculated as follows:

100 x [1 + (SPY return x 40.00%) + (EFA return x
40.00%) + (EEM return x 20.00%)]

The SPY return, EFA return and EEM return refers to the Basket Component Return for the SPDR® S&P 500® ETF Trust, the iShares® MSCI EAFE Index Fund and the iShares® MSCI Emerging Markets Index Fund, respectively.

Basket Component Return	For each Basket Component: Final Component Price – Initial Component Price Initial Component Price
Initial Component Price	The Initial Component Price will equal the Closing Price of the applicable Basket Component on the Trade Date.
Final Component Price	The Final Component Price will equal the Closing Price of the applicable Basket Component on the Final Valuation Date.
Closing Price	On any trading day, the last reported sale price of the relevant Basket Component on the relevant exchange multiplied by the relevant Share Adjustment Factor, as determined by the calculation agent.
Share Adjustment Factor
Initially 1.0 for each Basket Component, subject to adjustment for certain actions affecting each Basket Component. See “Description of Securities — Anti-Dilution Adjustments for Funds” in the accompanying product supplement.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT. ANY PAYMENT ON THE SECURITIES IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER. IF DEUTSCHE BANK AG WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MIGHT NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Investment Timeline

Trade Date:	The Initial Component Prices are determined and the Maximum Gain and the Initial Basket Level are set.

Maturity Date:
The Final Component Prices are determined and the Final Basket Level and the Basket Return are calculated.

If the Basket Return is positive, Deutsche Bank AG will pay you a cash payment per $10.00 Security that provides you with the Face Amount of $10.00 per Security plus a return equal to the Basket Return multiplied by 1.50, subject to the Maximum Gain, calculated as follows:

$10.00 + ($10.00 x the lesser of (i) Basket Return x Multiplier and (ii) Maximum Gain)

If the Basket Return is zero or negative and the Final Basket Level is equal to or greater than the Trigger Level, Deutsche Bank AG will pay you a cash payment of $10.00 per $10.00 Security.

If the Basket Return is negative and the Final Basket Level is less than the Trigger Level, Deutsche Bank AG will pay you a cash payment that is less than the full Face Amount of $10.00 per Security, resulting in a loss on the Face Amount that is proportionate to the percentage decline in the Basket, calculated as follows:

$10.00 + ($10.00 x Basket Return)

In this scenario, you will lose 1.00% of the Face Amount for every 1.00% the Final Basket Level is less than the Initial Basket Level and you will lose a significant portion or all of your initial investment.

1
In the event that we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date and Maturity Date may be changed so that the stated term of the Securities remains the same.

2	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.
3
Notwithstanding what is provided under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement, in the event the Final Valuation Date is postponed, the Maturity Date will be the fourth business day after the Final Valuation Date as postponed.

Key Risks
An investment in the Securities involves significant risks. Some of the risks that apply to an investment in the Securities offered hereby are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities offered hereby.

♦
Your Investment in the Securities May Result in a Loss — The Securities differ from ordinary debt securities in that Deutsche Bank AG will not necessarily repay the full Face Amount at maturity. The return on the Securities at maturity is linked to the performance of the Basket and will depend on whether, and the extent to which, the Basket Return is positive or negative and if the Basket Return is negative, whether the Final Basket Level is less than the Trigger Level. If the Final Basket Level is less than the Trigger Level, you will be fully exposed to any negative Basket Return, and Deutsche Bank AG will pay you less than the full Face Amount at maturity, resulting in a loss on the Face Amount that is proportionate to the percentage decline in the Basket. Accordingly, you could lose your entire initial investment.

♦
The Multiplier Applies Only if You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the return you realize may not reflect the full economic effect of the Multiplier or the Securities themselves and may be less than the Basket’s return even if such return is positive and does not exceed the Maximum Gain. You can receive the full benefit of the Multiplier and receive the Maximum Gain on the Securities from the Issuer only if you hold the Securities to maturity.

♦
Capped Appreciation Potential — If the Basket Return is positive, you will be entitled to receive from Deutsche Bank AG at maturity only the Face Amount plus an amount equal to the lesser of (i) the Basket Return times the Multiplier and (ii) the Maximum Gain of between 28.00% and 33.00%. The actual Maximum Gain will be determined on the Trade Date. Your return on the Securities is subject to, and limited by, the Maximum Gain, regardless of any further increase in the level of the Basket, which may be significant. Accordingly, the maximum Payment at Maturity will be between $12.80 and $13.30 per $10.00 Security. As a result, the return on an investment in the Securities may be less than the return on a hypothetical direct investment in the Basket.

♦
The Trigger Level Applies Only if You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the Basket is above the Trigger Level. The contigent repayment of the Face Amount applies only at maturity.

♦	No Coupon Payments — Deutsche Bank AG will not pay you coupon payments on the Securities.

♦
Risks Related to the Credit of the Issuer — The Securities are unsubordinated and unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of the Face Amount, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the Securities, and in the event Deutsche Bank AG were to default on its obligations, you might not receive any amount owed to you under the terms of the Securities and you could lose your entire investment.

♦
Investing in the Securities Is Not the Same as Investing in the Basket Components or Component Securities Held by the Basket Components — The return on your Securities may not reflect the return you would realize if you invested directly in the Basket Components or component securities held by the Basket Components. For instance, you will not receive or be entitled to receive any dividend payments or other distributions or other rights that holders of component stocks underlying the Basket Component or holders of shares of the exchange traded funds would have.

♦
Changes in Closing Prices of the Basket Components May Offset Each Other — The Securities are linked to a weighted basket comprised of the Basket Components. Where the Final Component Price of one or more of the Basket Components increases relative to the corresponding Initial Component Price(s), the Final Component Price of one or more of the other Basket Components may not increase by the same amount or may even decline. Therefore, in calculating the Final Basket Level, increases in the price of one or more of the Basket Components may be moderated, offset or more than offset, by lesser increases or declines in the price of one or more of the other Basket Components. This affect is further amplified by the differing weights of the Basket Components. Changes in the SPY Fund and EFA Fund, each of which have a 40% weighting in the Basket, will have a larger impact on the Basket Return than changes in the EEM Fund, which has a lesser weighting of 20%.

♦
No Dividend Payments or Voting Rights — As a holder of the Securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Basket Components would have.

♦
Investing in the Securities Is Not the Same as Investing in the Basket Components or the Component Securities of the Basket Components — The return on your Securities may not reflect the return you would realize if you were able to invest directly in the Basket Components, the component securities held by the Basket Components or a security linked directly to the uncapped performance of the Basket.

♦
The Basket Components and their Respective Underlying Indices Are Different — The performance of an exchange traded fund may not exactly replicate the performance of its respective index because the fund will reflect transaction costs and fees that are not included in the calculation of the index. It is also possible that the fund may not fully replicate or may in certain circumstances diverge significantly from the performance of its respective index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the fund or due to other circumstances. Your investment is linked to the Basket which consists of the Basket Components. Any information relating to the relevant underlying index is only relevant to understanding the index that the relevant Basket Component seeks to track.

♦
Adjustments to the Basket Components or to their Respective Underlying Indices Could Adversely Affect the Value of the Securities — The Basket Components seek investment results that correspond generally to the level and yield performance, before fees and expenses, of their respective underlying indices. The sponsors of the underlying indices may add, delete or substitute the stocks underlying each underlying index, which would change the value of such underlying index. Pursuant to its investment strategy or otherwise, the investment advisor or sponsor of a Basket Component may add, delete or substitute the securities composing the Basket Component. Any of these actions could cause or contribute to large movements in the prices of the component securities held by the Basket Components and consequently have an adverse effect on the value of your Securities.

♦
There Is No Affiliation Between the Basket Components and Us, and We Are Not Responsible For Any Disclosure By the Basket Components — We are not affiliated with the Basket Components or the issuers of the component securities held by the Basket Components or underlying the indices replicated by the Basket Components. However, we and our affiliates may currently or from time to time in the future engage in business with many of the issuers of the component securities held by the Basket Components or underlying the indices replicated by the Basket Components. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the component securities held by the Basket Components or the component stocks underlying the indices replicated by the Basket Components or any of the issuers of the component securities held by the Basket Components or underlying the indices held by the Basket Components. You, as an investor in the Securities, should make your own investigation into the component securities held by the Basket Components or underlying the indices replicated by the Basket Components and the issuers of the component securities held by the Basket Components or underlying the indices replicated by the Basket Components. Neither the Basket Components nor any of the issuers of the component securities held by the Basket Components or underlying the indices replicated by the Basket Components are involved in this offering of your Securities in any way and none of them has any obligation of any sort with respect to your Securities. Neither the exchange traded funds nor any of the issuers of the component securities held by the Basket Components or underlying the indices replicated by the Basket Components has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦
Currency Exchange Risk — Because the iShares® MSCI EAFE Index Fund and the iShares® MSCI Emerging Markets Index Fund invest in stocks denominated in foreign currencies, changes in currency exchange rates may negatively impact such Basket Components’ return. The values of the foreign currencies may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns to the iShares® MSCI EAFE Index Fund and the iShares® MSCI Emerging Markets Index Fund and have an adverse impact on the value of the Securities.

♦
Non-U.S. Securities Markets Risks — Because foreign companies or foreign equity securities held by the iShares® MSCI EAFE Index Fund and the iShares® MSCI Emerging Markets Index Fund may be publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in the Securities involve particular risks. For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies.

♦
Emerging Markets Countries Often Suffer from Political and Economic Instability — The value of the Securities is subject to the political and economic risks of emerging market countries by linking to the performance of the iShares® MSCI Emerging Markets Index Fund. The stocks held by the iShares® MSCI Emerging Markets Index Fund include stocks of the companies that are located in emerging market countries and whose securities trade on the exchanges of emerging market countries. In recent years, some emerging markets have undergone significant political, economic and social upheaval. Such far-reaching changes have resulted in constitutional and social tensions and, in some cases, instability and reaction against market reforms has occurred. With respect to any emerging market nation, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation and social instability. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging market nation. Political or economic instability could have an adverse effect on the market value and Payment at Maturity of your Securities.

♦
Past Performance of the Basket Components, their Respective Underlying Indices or the Component Securities Held by the Basket Components Is No Guide to Future Performance — The actual performance of the Basket Components, their respective underlying indices or of the component securities held by Basket Components over the life of the Securities, may bear little relation to the historical prices of the Basket Components or of the component securities held by the Basket Components, and may bear little relation to the hypothetical return examples set forth elsewhere in this free writing prospectus. We cannot predict the future performance of the Basket Components, their respective underlying indices or of the component securities held by the Basket Components.

♦
There May Be Little or No Secondary Market for the Securities — The Securities will not be listed on any securities exchange. Deutsche Bank AG or its affiliates intend to offer to purchase the Securities in the secondary market but are not required to do so and may cease such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell your Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates are willing to buy the Securities.

♦
Many Economic and Market Factors Will Impact the Value of the Securities — While we expect that, generally, the prices of the Basket Components will affect the value of the Securities more than any other single factor, the value of the Securities will also be affected by a number of complex and interrelated economic and market factors that may either offset or magnify each other, including:

♦	the expected volatility of the Basket Components;

♦	the time remaining to maturity of the Securities;

♦	the market price and dividend rate of the securities held by the Basket Components;

♦	the occurrence of certain events affecting the Basket Components that may or may not require an anti-dilution adjustment;

♦	interest rates and yields in the market generally;

♦	the exchange rates between the U.S. dollar and foreign currencies in which the stocks comprising the iShares® MSCI EAFE Index Fund and the iShares® MSCI Emerging Markets Index Fund are denominated;

♦	geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events;

♦	supply and demand for the Securities; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦
The Securities Have Certain Built-in Costs — While the Payment at Maturity described in this free writing prospectus is based on the Face Amount, the Issue Price of the Securities includes the estimated cost of hedging our obligations under the Securities through one or more of our affiliates and the agents’ commission applicable to brokerage account investors. Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price at which Deutsche Bank AG or its affiliates would be willing to purchase Securities from you prior to maturity in secondary market transactions, if at all, will likely be lower than the Issue Price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦
Potential Deutsche Bank AG Impact on Price — Trading or transactions by Deutsche Bank AG or its affiliates in the Basket Components, the component securities held by the Basket Components and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Basket Components or the component securities held by the Basket Components, may adversely affect the market price of the components securities held by the Basket Components, the shares of the Basket Components and, therefore, the value of the Securities.

♦
Trading and Other Transactions By Us or Our Affiliates, or UBS AG or Its Affiliates, in the Equity and Equity Derivative Markets May Impair the Value of the Securities — We or one or more of our affiliates expect to hedge our exposure from the Securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Basket Components and make it less likely that you will receive a return on your investment in the Securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the Securities declines. We or our affiliates, or UBS AG or its affiliates, may also engage in trading in instruments linked to the Basket Components on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates, or UBS AG or its affiliates, may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Basket Components. By introducing competing products into the marketplace in this manner, we or our affiliates, or UBS AG or its affiliates, could adversely affect the value of the Securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies relating to the Securities.

♦
Potential Conflict of Interest — Deutsche Bank AG and its affiliates may engage in business with the issuers of the component securities held by the Basket Components, which may present a conflict between the obligations of Deutsche Bank AG and you, as a holder of the Securities. Deutsche Bank AG, as the calculation agent, will determine the Basket Return and Payment at Maturity based on the Closing Prices of the Basket Components in the market on the Final Valuation Date. The calculation agent can postpone the determination of the Closing Prices if a market disruption event occurs on the Final Valuation Date.

♦
We and Our Affiliates or UBS AG and Its Affiliates, May Publish Research, Express Opinions or Provide Recommendations That Are Inconsistent With Investing in or Holding the Securities. Any Such Research, Opinions or Recommendations Could Affect the Basket Return to Which the Securities Are Linked and the Value of the Securities — We, our affiliates and agents, and UBS AG and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by us, our affiliates or agents, or UBS AG or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Basket to which the Securities are linked.

♦
 The U.S. Federal Income Tax Consequences of an Investment in the Securities Are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid financial contracts that are not debt. If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities could be materially and adversely affected.

Even if the treatment of the Securities as prepaid financial contracts is respected, the Securities could be treated as "constructive ownership transactions." In that case, all or a portion of any long-term capital gain you would otherwise recognize upon the taxable disposition of the Securities (including at maturity) would be recharacterized as ordinary income to the extent such gain exceeded the "net underlying long-term capital gain," and a notional interest charge would apply with respect to the deemed tax liability that would have been incurred if such income had accrued at a constant rate over the period you held the Securities.

As described below under “What Are the Tax Consequences of an Investment in the Securities?,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments, the potential application of the “constructive ownership” regime and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Scenario Analysis and Examples at Maturity
The following table and hypothetical examples below illustrate the Payment at Maturity per $10.00 Security for a hypothetical range of performances for the Basket Return from -100.00% to +100.00%, reflect a Multiplier of 1.50, the Initial Basket Level of 100, the Trigger Level of 60 (60% of the Initial Basket Level) and assume a Maximum Gain of 30.50% (the midpoint of the Maximum Gain range of 28.00% to 33.00%). The actual Maximum Gain will be determined on the Trade Date. The hypothetical Payment at Maturity examples set forth below are for illustrative purposes only and may not be the actual returns applicable to a purchaser of the Securities. The actual Payment at Maturity will be determined based on the Final Basket Level on the Final Valuation Date. You should consider carefully whether the Securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

Final Basket Level	Percentage Change in Basket	Payment at Maturity ($)	Return on Securities per $10.00 Issue Price (%)(1)	Return on Securities per $9.75 Issue Price (%)(2)
200.00	100.00%	$13.05	30.50%	33.85%
175.00	75.00%	$13.05	30.50%	33.85%
150.00	50.00%	$13.05	30.50%	33.85%
140.00	40.00%	$13.05	30.50%	33.85%
130.00	30.00%	$13.05	30.50%	33.85%
120.33	20.33%	$13.05	30.50%	33.85%
120.00	20.00%	$13.00	30.00%	33.33%
110.00	10.00%	$11.50	15.00%	17.95%
105.00	5.00%	$10.75	7.50%	10.26%
100.00	0.00%	$10.00	0.00%	2.56%
95.00	-5.00%	$10.00	0.00%	2.56%
90.00	-10.00%	$10.00	0.00%	2.56%
80.00	-20.00%	$10.00	0.00%	2.56%
70.00	-30.00%	$10.00	0.00%	2.56%
60.00	-40.00%	$10.00	0.00%	2.56%
50.00	-50.00%	$5.00	-50.00%	-48.72%
25.00	-75.00%	$2.50	-75.00%	-74.36%
0.00	-100.00%	$0.00	-100.00%	-100.00%

(1)
The “Return on Securities per $10.00 Issue Price” is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $10 Face Amount to the Issue Price of $10 per Security for all brokerage account investors.

(2)
The “Return on Securities per $9.75 Issue Price” is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $10 Face Amount to the Issue Price of $9.75 per Security, which is the Issue Price for investors in certain fee-based advisory accounts. See “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this free writing prospectus.

Example 1 — The Final Basket Level is 110, resulting in a Basket Return of 10.00%. Because the product of the Multiplier of 1.50 and the Basket Return of 10.00% is less than the Maximum Gain of 30.50%, Deutsche Bank AG will pay you a Payment at Maturity of $11.50 per $10.00 Security (a return of 15.00% for brokerage account investors and 17.95% for advisory account investors), calculated as follows:

$10.00 + ($10.00 × (10.00% × 1.50)) = $10.00 + $1.50 = $11.50.

Example 2 — The Final Basket Level is 130, resulting in a Basket Return of 30.00%. Because the product of the Multiplier of 1.50 and the Basket Return of 30.00% is greater than the Maximum Gain of 30.50%, Deutsche Bank AG will pay you a Payment at Maturity of $13.05 per $10.00 Security (a return of 30.50% for brokerage account investors and 33.85% for advisory account investors), calculated as follows:

$10.00 + ($10.00 × 30.50%) = $10.00 + $3.05 = $13.05

Example 3 — The Final Basket Level is 90, resulting in a Basket Return of -10.00%. Because the Basket Return is negative and the Final Basket Level is greater than the Trigger Level, Deutsche Bank AG will pay you a Payment at Maturity of $10.00 per $10.00 Security.

Example 4 – The Final Basket Level is 50, resulting in a Basket Return of -50.00%. Because the Basket Return is negative and the Final Basket Level is less than the Trigger Level, Deutsche Bank AG will pay you a Payment at Maturity of $5.00 per $10.00 Security (a return of -50.00% for brokerage account investors and -48.72% for advisory account investors), calculated as follows:

$10.00 + ($10.00 × -50.00%) = $5.00

If the Final Basket Level is less than the Trigger Level, you will be fully exposed to any negative Basket Return, resulting in a loss that is proportionate to the decline in the level of the Basket and you will lose a significant portion or all of your investment. Any payment on the Securities is subject to the creditworthiness of the Issuer and if the Issuer were to default on its payment obligations, you could lose your entire investment.

Basket Components
All disclosures contained in this free writing prospectus regarding each Basket Component are derived from publicly available information. Neither Deutsche Bank AG nor any of its affiliates have participated in the preparation of, or independently verified, such information about any Basket Component contained in this free writing prospectus. You should make your own investigation into each Basket Component.

We obtained the closing price information set forth below from Bloomberg, and we have not participated in the preparation of, or verified, such information. You should not take the historical prices of the Basket Components as an indication of future performance. Each of the Basket Components are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act and investment companies registered under the Investment Company Act of 1940, as amended, are required to file financial and other information specified by the SEC periodically. Information filed by the Basket Components with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the Basket Components under the Exchange Act can be located by reference to its SEC file number provided below.

In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

SPDR® S&P 500® ETF Trust
We have derived all information contained in this free writing prospectus regarding the SPDR® S&P 500® ETF Trust including, without limitation, its make-up, method of calculation and changes in its components, from publicly available sources.

The SPDR® S&P 500® ETF Trust is a unit investment trust registered under the Investment Company Act of 1940 that is designed to generally correspond, before expenses, to the price and yield performance of the S&P 500® Index. The SPDR® S&P 500® ETF Trust is organized under New York law and is governed by an amended and restated trust agreement between State Street Bank and Trust Company, as trustee, and PDR Services LLC, as sponsor. The SPDR® S&P 500® ETF Trust was created to provide investors with the opportunity to purchase a unit representing a proportionate undivided ownership interest in a portfolio of securities consisting of substantially all of the common stocks, in substantially the same weighting, which comprise the S&P 500® Index. The SPDR® S&P 500® ETF Trust is listed on the NYSE Arca under the ticker symbol “SPY.” This section is just a summary of the SPDR® S&P 500® ETF Trust. For more information on the SPDR® S&P 500® ETF Trust, including information concerning its composition, calculation methodology and adjustment policy, please see the section entitled “SPDR® Exchange Traded Funds — SPDR® S&P 500® ETF Trust” in the accompanying underlying supplement No. 1 dated October 1, 2012. For more information on the S&P® 500 Index, please see the section entitled “The S&P® Indices – The S&P® 500 Index” in the accompanying underlying supplement No. 1 dated October 1, 2012.

Historical Information

The following table sets forth the quarterly high and low closing prices for the SPDR® S&P 500® ETF Trust, as reported by Bloomberg. The SPDR® S&P 500® ETF Trust’s closing price on September 28, 2012 was $143.93. The actual Initial Component Price will be the Closing Price of the SPDR® S&P 500® ETF Trust on the Trade Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/01/2007	3/31/2007	$146.01	$137.41	$142.07
4/01/2007	6/30/2007	$154.15	$142.07	$150.38
7/01/2007	9/30/2007	$155.03	$141.13	$152.67
10/01/2007	12/31/2007	$156.44	$140.90	$146.39
1/01/2008	3/31/2008	$146.39	$127.90	$131.89
4/01/2008	6/30/2008	$143.08	$127.69	$128.04
7/01/2008	9/30/2008	$130.70	$111.38	$116.54
10/01/2008	12/31/2008	$116.00	$75.95	$90.33
1/01/2009	3/31/2009	$93.44	$68.11	$79.44
4/01/2009	6/30/2009	$95.09	$81.00	$91.92
7/01/2009	9/30/2009	$107.33	$87.95	$105.56
10/01/2009	12/31/2009	$112.67	$102.54	$111.44
1/01/2010	3/31/2010	$117.40	$105.87	$116.99
4/01/2010	6/30/2010	$121.79	$103.22	$103.22
7/01/2010	9/30/2010	$114.79	$102.20	$114.12
10/01/2010	12/31/2010	$125.92	$113.75	$125.78
1/01/2011	3/31/2011	$134.57	$125.78	$132.51
4/01/2011	6/30/2011	$136.54	$126.81	$131.97
7/01/2011	9/30/2011	$135.46	$112.26	$113.17
10/01/2011	12/31/2011	$128.68	$109.93	$125.50
1/01/2012	3/31/2012	$141.61	$125.50	$140.72
4/01/2012	6/30/2012	$141.79	$128.10	$136.27
7/1/2012	9/28/2012	$147.24	$133.51	$143.93

The graph below illustrates the performance of the SPDR® S&P 500® ETF Trust from September 28, 2007 to September 28, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The closing price of SPDR® S&P 500® ETF Trust on September 28, 2012 was $143.93. Past performance of the Fund is not indicative of the future performance of the Fund.

The iShares® MSCI EAFE Index Fund
We have derived all information contained in this free writing prospectus regarding the iShares®  MSCI EAFE Index Fund including, without limitation, its make-up, method of calculation and changes in its components, from publicly available sources.

The iShares® MSCI EAFE Index Fund is an exchange-traded fund managed by iShares® Trust, a registered investment company. The iShare® Trust consists of numerous separate investment portfolios, including the iShares® MSCI EAFE Index Fund. The iShares® MSCI EAFE Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australasian and Far Eastern markets, as measured by the MSCI EAFE® Index. The iShares® MSCI EAFE Index Fund trades on the NYSE under the ticker symbol “EFA UP.” It is possible that this fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the MSCI EAFE® Index due to the temporary unavailability of certain securities in the secondary markets, the performance of any derivative instruments contained in this fund, the fees and expenses of the fund or due to other circumstances. This section is a summary only of the iShares® MSCI EAFE Index Fund. For more information on the iShares Exchange Traded Funds, including information concerning calculation methodology and adjustment policy, please see the section entitled “The iShares Exchange Traded Funds – Methodology” in the accompanying underlying supplement No. 1 dated October 1, 2012.  For more information on the MSCI EAFE® Index, please see the section entitled “The MSCI Indices – The MSCI EAFE® Index” in the accompanying underlying supplement No. 1 dated October 1, 2012.

Historical Information

The following table sets forth the quarterly high and low closing prices for the iShares® MSCI EAFE Index Fund, as reported by Bloomberg. The iShares® MSCI EAFE Index Fund’s closing price on September 28, 2012 was $53.00. The actual Initial Fund Price will be the Closing Price of the iShares® MSCI EAFE Index Fund on the Trade Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/01/2007	3/31/2007	$76.94	$70.95	$76.27
4/01/2007	6/30/2007	$81.79	$76.27	$80.63
7/01/2007	9/30/2007	$83.77	$73.70	$82.56
10/01/2007	12/31/2007	$86.18	$78.24	$78.50
1/01/2008	3/31/2008	$78.50	$68.31	$71.90
4/01/2008	6/30/2008	$78.52	$68.10	$68.70
7/01/2008	9/30/2008	$68.04	$53.08	$56.30
10/01/2008	12/31/2008	$55.88	$35.71	$44.87
1/01/2009	3/31/2009	$45.44	$31.69	$37.59
4/01/2009	6/30/2009	$49.04	$38.57	$45.81
7/01/2009	9/30/2009	$55.81	$43.91	$54.70
10/01/2009	12/31/2009	$57.28	$52.66	$55.30

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/01/2010	3/31/2010	$57.96	$50.45	$56.00
4/01/2010	6/30/2010	$58.03	$46.29	$46.51
7/01/2010	9/30/2010	$55.42	$47.09	$54.92
10/01/2010	12/31/2010	$59.46	$54.25	$58.23
1/01/2011	3/31/2011	$61.91	$55.31	$60.09
4/01/2011	6/30/2011	$63.87	$57.10	$60.14
7/01/2011	9/30/2011	$60.80	$46.66	$47.75
10/01/2011	12/31/2011	$55.57	$46.45	$49.53
1/01/2012	3/31/2012	$55.80	$49.15	$54.90
4/01/2012	6/30/2012	$55.51	$46.55	$49.96
7/1/2012	9/28/2012	$55.15	$47.62	$53.00

The graph below illustrates the performance of the iShares® MSCI EAFE Index Fund from September 28, 2007 to September 28, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The closing price of the iShares® MSCI EAFE Index Fund on September 28, 2012 was $53.00. Past performance of the Fund is not indicative of the future performance of the Fund.

The iShares® MSCI Emerging Markets Index Fund
We have derived all information contained in this free writing prospectus regarding the iShares® MSCI Emerging Markets Index Fund including, without limitation, its make-up, method of calculation and changes in its components, from publicly available sources.

The iShares® MSCI Emerging Markets Index Fund is an exchange-traded fund managed by iShares® Trust, a registered investment company. The iShares® Trust consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets Index Fund. The iShares® MSCI Emerging Markets Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. The MSCI Emerging Markets Index is designed to measure equity market performance in the global emerging markets. The iShares® MSCI Emerging Markets Index Fund trades on the NYSE Arca under the ticker symbol “EEM UP.” It is possible that the iShares® MSCI Emerging Markets Index Fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the MSCI Emerging Markets Index due to the temporary unavailability of certain securities in the secondary markets, the performance of any derivative instruments contained in the iShares® MSCI Emerging Markets Index Fund, the fees and expenses of the iShares® MSCI Emerging Markets Index Fund or due to other circumstances. This section is a summary only of the iShares® MSCI Emerging Markets Index Fund. For more information on the iShares® MSCI Emerging Markets Index Fund, including information concerning calculation methodology and adjustment policy, please see the section entitled “iShares® MSCI Emerging Markets Index Fund” in the accompanying underlying supplement No. 1 dated October 1, 2012.

Historical Information

The following table sets forth the quarterly high and low closing prices for the iShares® MSCI Emerging Markets Index Fund, as reported by Bloomberg. The iShares® MSCI Emerging Markets Index Fund’s closing price on September 28, 2012 was $41.32. The actual Initial Component Price will be the Closing Price of the iShares® MSCI Emerging Markets Index Fund on the Trade Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/01/2007	3/31/2007	$39.53	$35.03	$38.75
4/01/2007	6/30/2007	$44.42	$38.75	$43.82
7/01/2007	9/30/2007	$50.11	$39.50	$49.78
10/01/2007	12/31/2007	$55.64	$47.27	$50.10
1/01/2008	3/31/2008	$50.37	$42.17	$44.79
4/01/2008	6/30/2008	$51.70	$44.43	$45.19
7/01/2008	9/30/2008	$44.43	$31.33	$34.53
10/01/2008	12/31/2008	$33.90	$18.22	$24.97
1/01/2009	3/31/2009	$27.09	$19.94	$24.81
4/01/2009	6/30/2009	$34.64	$25.65	$32.23
7/01/2009	9/30/2009	$39.29	$30.75	$38.91
10/01/2009	12/31/2009	$42.07	$37.56	$41.50
1/01/2010	3/31/2010	$43.22	$36.83	$42.12
4/01/2010	6/30/2010	$43.98	$36.16	$37.32
7/01/2010	9/30/2010	$44.77	$37.59	$44.77
10/01/2010	12/31/2010	$48.58	$44.77	$47.62
1/01/2011	3/31/2011	$48.69	$44.63	$48.69
4/01/2011	6/30/2011	$50.21	$45.50	$47.60
7/01/2011	9/30/2011	$48.46	$34.95	$35.07
10/01/2011	12/31/2011	$42.80	$34.36	$37.94
1/01/2012	3/31/2012	$44.76	$37.94	$42.94
4/01/2012	6/30/2012	$43.54	$36.68	$39.19
7/1/2012	9/28/2012	$42.37	$37.42	$41.32

The graph below illustrates the performance of the iShares® MSCI Emerging Markets Index Fund from September 28, 2007 to September 28, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The closing price of iShares® MSCI Emerging Markets Index Fund on September 28, 2012 was $41.32. Past performance of the Fund is not indicative of the future performance of the Fund.

Hypothetical Performance of the Basket
The following graph sets forth the historical performance of the Basket on the trading days from September 28, 2007 through September 28, 2012. The Basket closing level on any of these trading days is calculated as if such day were the Final Valuation Date, assuming September 28, 2007 was the Trade Date. The following graph assumes the Basket closing level on September 28, 2012 was 100 and the Basket Weightings were as specified on the cover page of this free writing prospectus during the period covered in the graph. The hypothetical historical performance of the Basket displayed below is a reflection of the aggregated historical performance of the Basket Components as described above. Past performance of the Basket Components is not indicative of their future performance and therefore the hypothetical historical performance of the Basket should be considered an indication of its future results.

In calculating the actual Final Basket Level, increases in the price of one or more of the Basket Components may be moderated, offset or more than offset, by lesser increases or declines in the price of one or more of the other Basket Components. This affect is further amplified by the differing weights of the Basket Components. Changes in the SPY Fund and EFA Fund, each of which have a 40% weighting in the Basket, will have a larger impact on the Basket Return than changes in the EEM Fund, which has a lesser weighting of 20%.

What Are the Tax Consequences of an Investment in the Securities?
In the opinion of our special tax counsel, Davis Polk & Wardwell LLP, which is based on prevailing market conditions, the Securities should be treated for U.S. federal income tax purposes as prepaid financial contracts that are not debt. If this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your Securities (including at maturity), and (ii) subject to the potential application of the “constructive ownership” regime discussed below, your gain or loss on the Securities should be capital gain or loss and should be long-term capital gain or loss if you have held the Securities for more than one year. The IRS or a court may not agree with this treatment, however, in which case the timing and character of income or loss on your Securities could be materially and adversely affected.

Even if the treatment of the Securities as prepaid financial contracts is respected, the Securities could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Internal Revenue Code (“Section 1260”). In that case, all or a portion of any long-term capital gain you would otherwise recognize upon the taxable disposition of the Securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain” as defined in Section 1260. Any long-term capital gain recharacterized as ordinary income would be treated as accruing at a constant rate over the period you held the Securities, and you would be subject to a notional interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of direct legal authority, our special tax counsel is unable to opine as to whether or how Section 1260 applies to the Securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.”  The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the Securities.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Securities.

For a discussion of certain German tax considerations relating to the Securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments, the potential application of the “constructive ownership” regime and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)
UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc. (“DBSI”), acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of $0.25 per $10.00 Security. We will agree that UBS Financial Services Inc. may sell all or part of the Securities that it purchases from us to its affiliates at the price to the public indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) containing the final pricing terms of the Securities, minus a concession not to exceed the discounts and commissions indicated on the cover for distribution of the Securities to brokerage accounts. The price to the public for all purchases of Securities in brokerage accounts is $10.00 per Security. With respect to sales to certain fee-based advisory accounts for which UBS Financial Services Inc. is an investment adviser, UBS Financial Services Inc. will act as placement agent for such sales at an Issue Price of $9.75 per Security and will not receive a sales commission. DBSI, one of the agents for this offering, is our affiliate. In accordance with Rule 5121 of the Financial Industry Regulatory Authority (FINRA), DBSI may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.